                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              ENERGEN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:


(ENERGEN LOGO)                          ENERGEN CORPORATION
                                        -----------------------------------------------------------

                                        605 21st Street North
                                        Birmingham, Alabama 35203-2707
                                        (205) 326-2700

                                                               December 21, 1998

To Our Shareholders:

     It is our pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Energen Corporation. The Annual Meeting will be held at the principal office of the Company in Birmingham on Wednesday, January 27, 1999, at 10:00 A.M., Central Standard Time.

     Details of the matters to be presented at this meeting are given in the Notice of the Annual Meeting and in the Proxy Statement that follow.

     We hope that you will be able to attend this meeting so that we may have the opportunity of meeting with you and discussing the affairs of the Company. However, if you cannot attend, we would appreciate your signing and returning the enclosed Proxy as soon as convenient so that your stock may be voted.

     We have enclosed a copy of the Company's Annual Report to Shareholders for the year ended September 30, 1998.

                                    Yours very truly,

                                    (/s/ Wm. Michael Warren, Jr.)
                                    --------------------------------------------
                                    Chairman of the Board

                              ENERGEN CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD JANUARY 27, 1999

To the Shareholders of
  ENERGEN CORPORATION

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Energen Corporation will be held at the principal office of the Company, 605 21st Street North, Birmingham, Alabama 35203-2707, on Wednesday, January 27, 1999, at 10:00 A.M., Central Standard Time, for the following purposes:

     1. To elect three directors to serve for a three-year term expiring in 2002; and

     2. To transact such other business as may properly come before the Annual Meeting.

     Shareholders of record at the close of business on December 9, 1998 are entitled to notice of and to vote upon all matters at the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the meeting or any adjournments thereof, and any business for which notice of the Annual Meeting is hereby given may be transacted at any such adjournment.

                                            By Order of the Board of Directors

                                              DUDLEY C. REYNOLDS, Secretary
Birmingham, Alabama
December 21, 1998

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             OF ENERGEN CORPORATION

                                JANUARY 27, 1999

                               ------------------

     This Proxy Statement is being furnished by the Board of Directors of Energen Corporation, an Alabama corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held at the principal office of the Company, 605 21st Street North, Birmingham, Alabama 35203-2707, on Wednesday, January 27, 1999, at 10:00 A.M., Central Standard Time, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders of the Company. It is contemplated that the Proxy Statement and accompanying form of proxy will initially be mailed to Shareholders of the Company on or around December 21, 1998.

     All properly completed proxies received by the Board of Directors of the Company will be voted in accordance with the instructions appearing on such proxies. In the absence of contrary instructions, the proxies received by the Board of Directors will be voted FOR the election of all nominees for director of the Company. A Shareholder who has given a proxy may revoke it at any time prior to its exercise by written notice of such revocation to the Secretary of the Company, by executing and delivering to the Company a later dated proxy reflecting contrary instructions, or by appearing at the Annual Meeting and taking appropriate steps to vote in person.

PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting the shareholders of the Company will consider and take action on the following matter and on such other matters as may properly come before the meeting:

                             ELECTION OF DIRECTORS

     Directors of the Company are elected on a staggered basis, with approximately one-third of the directors being elected at each annual meeting for three-year terms. Three directors are to be elected to serve for a term of three years expiring at the Annual Meeting of Shareholders to be held in 2002. The names of the nominees for director, as well as the names of those directors continuing in office, are set forth in this Proxy Statement.

                       NOMINEES FOR ELECTION AS DIRECTORS
                     FOR THREE-YEAR TERMS TO EXPIRE IN 2002

 NAME AND YEAR FIRST BECAME DIRECTOR            PRINCIPAL OCCUPATION AND OTHER INFORMATION
 -----------------------------------            ------------------------------------------
J. MASON DAVIS, JR...................  Mr. Davis, 63, is a partner with the Birmingham, Alabama law
  Director since 1992                    firm of Sirote & Permutt, P.C. He joined that firm in 1984.
                                         Mr. Davis also served as an Adjunct Professor of Law at
                                         the University of Alabama School of Law in Tuscaloosa,
                                         Alabama from 1972 to 1997. He is also Chairman of the
                                         Board of Directors of Protective Industrial Insurance
                                         Company of Alabama, Inc., based in Birmingham, Alabama.
JAMES S. M. FRENCH...................  Mr. French, 58, is Chairman, President, Chief Executive
  Director since 1979                    Officer, and a director of Dunn Investment Company, the
                                         parent of a group of companies in the construction
                                         industry and also an investor in equity and income
                                         securities in selected industries. Dunn was founded in
                                         1878 and is headquartered in Birmingham. He joined the
                                         firm in 1968 and became its President in 1974. He is also
                                         a director of Regions Financial Corporation; Hilb, Rogal
                                         and Hamilton Company, a network of insurance agencies;
                                         Protective Life Corporation; and the subsidiaries of Dunn
                                         Investment Company.
WALLACE L. LUTHY.....................  Mr. Luthy, 65, retired effective December 31, 1995, as
  Director since 1995                    President and General Manager of Mobil Natural Gas Inc.,
                                         headquartered in Houston, Texas. Mobil Natural Gas was a
                                         subsidiary of Mobil Corporation and processed and marketed natural gas in the United States and Canada. Upon his
                                         retirement, Mr. Luthy completed 40 years of service with
                                         Mobil.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2000

 NAME AND YEAR FIRST BECAME DIRECTOR            PRINCIPAL OCCUPATION AND OTHER INFORMATION
 -----------------------------------            ------------------------------------------
R.D. CASH............................  Mr. Cash, 56, is Chairman of the Board, President and Chief
  Director since 1996                    Executive Officer of Questar Corporation, a holding company engaged, through its affiliates, in the exploration for,
                                         and production and distribution of, natural gas. In 1982
                                         Mr. Cash was elected President and Chief Executive Officer of Mountain Fuel Supply Company, now a Questar subsidiary.
                                         When Questar was formed in 1984, Mr. Cash became its
                                         President and Chief Executive Officer, and in 1985 he was
                                         named Chairman of the Board. Mr. Cash is also a director
                                         of Zions Bancorporation; Zions First National Bank;
                                         Associated Electric & Gas Insurance Services Limited, a
                                         mutual insurance company serving the United States public
                                         utility industry; and the Salt Lake City Branch of the
                                         Federal Reserve Bank of San Francisco.

 NAME AND YEAR FIRST BECAME DIRECTOR            PRINCIPAL OCCUPATION AND OTHER INFORMATION
 -----------------------------------            ------------------------------------------
REX J. LYSINGER......................  Mr. Lysinger, 61, retired as Chairman of the Board effective
  Director since 1979                    January 1, 1998. He joined Alabama Gas Corporation in July,
                                         1975 as a Vice President and was elected President in
                                         1977. In 1981, Mr. Lysinger was named Chief Executive
                                         Officer of the Company and its subsidiaries and was named
                                         Chairman of the Board effective October 1, 1982. He is
                                         also a director of SouthTrust Corporation; Associated
                                         Electric & Gas Insurance Services Limited, a mutual
                                         insurance company serving the United States public utility industry; Resource Management Service, Inc., a private
                                         timberland investment and management company; and Southern
                                         Research Institute, a nonprofit scientific research
                                         corporation headquartered in Birmingham, Alabama;
                                         President of the Public Affairs Council of Alabama; and a
                                         member of the Board of Trustees of Samford University in
                                         Birmingham, Alabama.
DR. JUDY M. MERRITT..................  Dr. Merritt, 55, is President of Jefferson State Community
  Director since 1993                    College located in Birmingham, Alabama. Dr. Merritt was
                                         named President in 1979 and, with the exception of a
                                         four-year assignment at Florida International University
                                         in Miami, Florida from 1975 to 1979, has been associated
                                         with Jefferson State and its predecessor since 1965. She
                                         is also a member of the Board of Directors of SouthTrust
                                         Bank, N.A.
DRAYTON NABERS, JR...................  Mr. Nabers, 58, is Chairman of the Board, Chief Executive
  Director since 1984                    Officer and a director of Protective Life Corporation and
                                         Chairman of the Board and a director of Protective Life
                                         Insurance Company. He joined Protective Life Insurance
                                         Company in 1979 as Senior Vice President, Operations, and
                                         General Counsel and served in that capacity until his
                                         election as President of Empire General Life Insurance
                                         Company in 1980 and his election as President and Chief
                                         Operating Officer of Protective Life in August, 1982. He
                                         became Chief Executive Officer of Protective Life in 1992
                                         and Chairman of the Board in 1994. Mr. Nabers is also a
                                         member of the Board of Directors of Alabama National
                                         Bancorporation.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2001

 NAME AND YEAR FIRST BECAME DIRECTOR            PRINCIPAL OCCUPATION AND OTHER INFORMATION
 -----------------------------------            ------------------------------------------
DR. STEPHEN D. BAN...................  Dr. Ban, 58, is President and Chief Executive Officer of Gas
  Director since 1992                    Research Institute ("GRI"), a nonprofit cooperative research organization of the natural gas industry, headquartered in
                                         Chicago. He joined GRI in 1981, was first elected
                                         President in April, 1987, and has overall responsibility
                                         for GRI's multifaceted research and development program in gas technology development, including research and
                                         development related to gas supply and end-use
                                         technologies. In 1991, Dr. Ban was elected a director of
                                         UGI Corporation, a Pennsylvania gas and electric utility
                                         and national marketer of propane. In 1994 he became a
                                         director of CALSTART, Inc., a California nonprofit
                                         consortium dedicated to the development of advanced
                                         transportation technologies utilizing clean alternative
                                         fuels and cooperative research and development. He is also a member of the Board of Directors of the United States
                                         Energy Association.
JULIAN W. BANTON.....................  Mr. Banton, 58, is Chairman of the Board, President and
  Director since 1997                    Chief Executive Officer of SouthTrust Bank, N.A.,
                                         headquartered in Birmingham, Alabama. He joined SouthTrust in 1982, was named President in 1985 and in 1988 was named to his current position. Prior to joining SouthTrust, Mr.
                                         Banton was in charge of Corporate and International
                                         Banking for Signet Bank in Richmond, Virginia. He is also
                                         a director of SouthTrust Corporation; Brookwood Hospital;
                                         Consumer Bankers Association; the Metropolitan Development
                                         Board (Birmingham, Alabama); Birmingham Area Chamber of
                                         Commerce; Inroads Development Program and the Alabama
                                         School of Fine Arts. Mr. Banton is also a past director of the Birmingham Branch of the Federal Reserve Bank of
                                         Atlanta.
WM. MICHAEL WARREN, JR...............  Mr. Warren, 51, is Chairman of the Board, President and
  Director since 1986                    Chief Executive Officer of the Company and is a director of the Company and each of its subsidiaries. He joined
                                         Alabama Gas Corporation in 1983 as Vice-President and
                                         General Counsel and was elected President of Alabama Gas
                                         Corporation in 1984. He was elected President and Chief
                                         Operating Officer of the Company in February, 1991, was
                                         elected President and Chief Executive Officer of Alabama
                                         Gas Corporation and Energen Resources Corporation in
                                         September, 1995 and was elected Chief Executive Officer of the Company in February, 1997. He is also a city director
                                         of AmSouth Bank of Alabama and a member of the Board of
                                         Trustees of Birmingham-Southern College.

     Each of the directors of the Company also serves as a director of Alabama Gas Corporation and Energen Resources Corporation, the Company's principal subsidiaries.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company has established a standing Audit Committee currently composed of four directors who are not officers of the Company. The members of the Audit Committee are: J. Mason Davis, Jr. (Chair), R.D. Cash, James S. M. French, and Julian W. Banton. The duties of the Audit Committee are (1) to recommend to the Board of Directors a firm of independent public accountants to serve as auditors, (2) to meet with representatives of the auditors to review the planned scope of their audit and to review the results of their examination, (3) to meet with representatives of the auditors and management to discuss matters regarding the Company's accounting policies, practices and related financial reporting, and the adequacy of the accounting system and related internal accounting controls to safeguard corporate assets and provide a basis for preparing materially reliable financial information, and (4) to report to the Board of Directors the results of such meetings with such recommendations as the Audit Committee deems appropriate. During the 1998 fiscal year the Audit Committee held three meetings.

     The Board of Directors of the Company has established an Officers Review Committee (the "ORC") currently composed of four directors who are not officers of the Company. The members of the ORC are: Drayton Nabers, Jr. (Chair), Stephen
D. Ban, R.D. Cash, and Wallace L. Luthy. The duties of the ORC are to study and make recommendations to the Board of Directors with regard to executive succession and compensation paid to officers of the Company and its subsidiaries. The ORC also administers the Company's 1992 Long-Range Performance Share Plan, 1988 Stock Option Plan, 1997 Deferred Compensation Plan and 1997 Stock Incentive Plan. During the 1998 fiscal year, the ORC held three meetings.

     The Board of Directors of the Company has established a Finance Committee currently composed of six directors who are not officers of the Company. The members of the Finance Committee are: Wallace L. Luthy (Chair), Stephen D. Ban, James S. M. French, Rex J. Lysinger, Judy M. Merritt, and Julian W. Banton. The duties of the Finance Committee are to review financial policy, capital structure, significant oil and gas property acquisitions and exploration programs and the issuance of securities necessary to finance the activities of the Company. During the 1998 fiscal year, the Finance Committee held four meetings.

     The Board of Directors of the Company has established a Governance and Nominations Committee currently composed of four directors who are not officers of the Company. The members of the Governance and Nominations Committee are:
Judy M. Merritt (Chair), J. Mason Davis, Jr., Rex J. Lysinger, and Drayton Nabers, Jr. The duties of the Governance and Nominations Committee are to review and advise the Board of Directors on general governance and structure issues and to review and recommend to the Board the term and tenure of Directors, consider future Board members and recommend nominations to the Board. No formal procedures whereby individual shareholders can submit recommendations of persons to be considered for nomination as a director of the Company have been instituted. However, the Governance and Nominations Committee would consider any such recommendations made to it in writing on a timely basis. During the 1998 fiscal year, the Governance and Nominations Committee held one meeting.

     During the 1998 fiscal year the Board of Directors of the Company met eight times. All directors of the Company attended at least 75% of the meetings of the Board of Directors and the committees of the Board of which they are members.

DIRECTORS' COMPENSATION

     During the 1998 fiscal year, directors who are not officers were paid a monthly retainer of $1,000. In addition, non-officer directors of the Company and of its subsidiaries were paid a fee of $1,000 for each meeting attended, including committee meetings.

     The Energen Corporation 1992 Directors Stock Plan provides for an annual grant and issuance of six hundred shares of Common Stock, following the last day of each fiscal year so long as the plan remains in effect, to each non-employee director who is serving as such on the last day of the Company's fiscal year and who has served as such for at least six months. The size of this annual grant is subject to adjustment in the event of a stock dividend, stock split or similar transaction. The plan also allows each non-employee director to elect to have any part or all of the fees payable for services as a director of the Company and its subsidiaries paid in shares of Common Stock.

     The Directors Stock Plan is administered by the Company's Board of Directors, whose members are normally elected to three-year terms by the shareholders. Although the plan has no fixed duration, the Board of Directors or the shareholders of the Company may terminate the plan. The Board of Directors of the Company may also amend the plan from time to time. However, shareholder approval is required for any amendment that materially increases the benefits accruing to participants in the plan, materially increases the number of shares of Common Stock which may be issued under the plan or materially modifies eligibility requirements.

     Under the Company's 1997 Deferred Compensation Plan, members of the Board of Directors may elect to defer part or all of their director fees and annual and/or elective grants under the Directors Stock Plan. The 1997 Deferred Compensation Plan is discussed below in greater detail under the caption "1998 Compensation Committee Report -- 1997 Deferred Compensation Plan."

     In addition to making deferrals of their compensation as directors under the Company's 1997 Deferred Compensation Plan, members of the Board of Directors who are not employees of the Company may elect to defer (without duplication) all or part of their fees for services as a director of the Company and its subsidiaries under the Company's Director Fees Deferral Plan, although no current directors of the Company have done so under this plan. By written election delivered prior to the end of a calendar year, a director may elect to defer the receipt of fees payable in the following calendar year. Once made, the deferral election will renew automatically from year to year unless revoked or changed by the filing of a new election. The amount of any deferred fees are credited to an account on the books of the Company on the date on which the fees would have first become payable to the director. At the end of each calendar quarter until all deferred amounts are distributed, the daily balance in a director's account will be credited with interest based on the prime rate quoted at the beginning of the quarter by AmSouth Bank, Birmingham, Alabama. A director may not defer fees past age 75, but he may elect to have fees paid in up to ten
(10) annual installments beginning with age 75. None of the current directors of the Company have deferred any amounts under this plan.

                SUMMARY OF SECURITY OWNERSHIP OF MANAGEMENT AND
                   EMPLOYEE STOCK OWNERSHIP PLAN PARTICIPANTS

     The following table shows the shares of Common Stock of the Company ("Common Stock") beneficially owned by each director or nominee for director, by each executive officer of the Company named in the Summary Compensation Table, and by all directors and executive officers of the Company (including certain executive officers of the Company's subsidiaries) as a group and by participants in the Energen Corporation Employee Savings Plan as a group, as of December 9, 1998. Except as noted below, each such individual has sole voting power and sole investment power with respect to such shares.

                    NAME OF INDIVIDUAL                        NUMBER OF      PERCENT
                    OR PERSONS IN GROUP                      SHARES(1)(2)    OF CLASS
                    -------------------                      ------------    --------
Stephen D. Ban.............................................       8,253           *
Julian W. Banton...........................................       1,150           *
R.D. Cash..................................................       4,577           *
J. Mason Davis, Jr.........................................       6,545           *
James S. M. French.........................................      21,600           *
Geoffrey C. Ketcham........................................      50,390           *
Wallace L. Luthy...........................................      54,500           *
Rex J. Lysinger............................................     196,955           *
James T. McManus...........................................      69,125           *
Judy M. Merritt............................................       3,396           *
Drayton Nabers, Jr.........................................      22,600           *
Dudley C. Reynolds.........................................      38,474           *
Wm. Michael Warren, Jr.....................................     195,083           *
Gary C. Youngblood.........................................      62,233           *
All directors and executive officers (16 persons)..........     776,550        2.63%
Energen Corporation Employee Savings Plan(3)...............   2,965,538       10.05%

------------

  * Less than one percent.
(1) The shares of Common Stock shown above include shares owned by wives and children of directors as to which shares the directors disclaim any interest. The shares of Common Stock do not include shares acquired through dividend reinvestment subsequent to September 30, 1998. Dunn Investment Company, of which Mr. French is President, Chief Executive Officer and a director, owns 120,000 shares of Common Stock, which shares are not included in the totals noted above. The shares of Common Stock shown above for Messrs. Warren, Ketcham, Youngblood, McManus, Reynolds and the executive officers of the Company include shares which are held for their respective accounts under the Energen Corporation Employee Savings Plan as of September 30, 1998, described in note 3 below. Messrs. Lysinger, Warren, Ketcham, Youngblood, McManus, Reynolds and all directors and executive officers as a group hold presently exercisable options to acquire 103,916, 108,096, 19,233, 17,033, 56,533, 9,167 and 333,911 shares of Common Stock, respectively, which amounts are included in the above table.
(2) The shares of Common Stock shown above do not include the following amounts which have been credited to the Company Stock Accounts of the following directors and executive officers under the Energen Corporation Deferred Compensation Plan as of September 30, 1998: Davis, 1,486; Ketcham, 1,985; Lysinger, 577; McManus, 5,832; Nabers, 655; Reynolds, 1,666; Warren, 15,669; Youngblood, 22; all directors and executive officers as a group, 33,583.
(3) The Energen Corporation Employee Savings Plan is a qualified voluntary contributory retirement plan, with an employee stock ownership feature. The Vanguard Group, Inc. serves as trustee for the Plan and must vote the shares held by the plan in accordance with individual participant instructions. Both current and retired employees of the Company are participants in the Plan.

     Except for the Company's Employee Savings Plan, the Company is not aware of any person or group which beneficially owns more than 5% of the Company's Common Stock.

                       1998 COMPENSATION COMMITTEE REPORT

     The Officers Review Committee ("ORC") of the Board of Directors is comprised entirely of outside Directors. The ORC is responsible for overseeing and administering the Company's executive compensation program.

COMPENSATION POLICY

     The executive compensation program of the Company is reviewed annually by the ORC and is designed to serve the interests of the Company and its shareholders by aligning executive compensation with shareholder objectives and to encourage and reward management initiatives that will benefit the Company and its shareholders, customers, and employees over the long term. Specifically, the executive compensation program seeks to:

          (i) implement compensation practices which allow the Company to attract and retain highly qualified executives and maintain a competitive position in the executive marketplace with employers of comparable size and in similar lines of business;

          (ii) enhance the compensation potential of executives who are in the best position to contribute to the development and success of the Company by providing the flexibility to compensate for individual contributions to superior corporate performance as measured by specific objectives compared against a peer group; and

          (iii) directly align the interests of executives with the long-term interests of shareholders through compensation opportunities in the form of integrated short- and long-term incentive plans the payouts of which are predominantly in the form of Common Stock.

     These objectives are met through a program comprised of salary, annual cash incentive awards, and long-term stock and performance share opportunities which are dependent on meeting or exceeding carefully defined corporate, subsidiary and individual objectives.

     SALARY. As a matter of policy, the ORC administers annual salary levels relative to the competitive marketplace as determined through the use of available compensation surveys. Each year the ORC reviews the issue of competitive pay and adjusts salary structures accordingly with the midpoint of each pay range approximating the average of the market. The ORC then considers salary adjustments for the Company's executive officers, including those named in the Summary Compensation Table. Salary adjustments are designed to reflect consideration of the performance of each executive over the prior compensation period, recognition of individual contributions to overall Company performance, internal comparability considerations, as appropriate, and the executive's placement in the salary range.

     ANNUAL INCENTIVES. Executives are eligible each year for cash incentive awards based upon attaining financial and non-financial objectives relative to pre-established performance targets. Incentive awards, if made, are based upon the successful attainment of objective corporate performance criteria (expressed in terms of such criteria as return on equity, net income, market yield, customer service, productivity, finding costs and reserve additions) and, where appropriate, subsidiary performance, as well as defined individual performance criteria. Assuming corporate, subsidiary and individual objectives are met, the incentive award is based upon a percentage of the salary earned by the participant during the performance year.

     LONG-TERM INCENTIVE COMPENSATION. The Company has in place its 1992 Long-Range Performance Share Plan, 1997 Stock Incentive Plan and 1988 Stock Option Plan. The present policy of the ORC is to use the Performance Share Plan as the primary vehicle to deliver long-term incentives supplemented in certain circumstances by the 1997 Stock Incentive Plan. Options for substantially all shares reserved for issuance under the 1988 Stock Option Plan have previously been granted and the ORC does not expect to make further grants under this plan. The purpose of each of these plans is to provide executives and key employees an opportunity to participate in the long-term economic growth and performance of the Company.

     1992 LONG-RANGE PERFORMANCE SHARE PLAN. An award of Performance Shares entitles a participant to be paid the equivalent in value of one share of Common Stock for each Performance Share awarded to a participant if the ORC has determined that all conditions of payment, which are known as performance conditions, have been satisfied at the end of the four-year period that commences on the first day of the fiscal year in which an award is granted (the "Award Period") or, under certain circumstances, at the end of a one, two, or three-year period within the Award Period (the "Interim Period"). The ORC may, in its discretion, alter or amend performance conditions prior to granting any new awards and may pay a participant in cash or a combination of cash and shares of Common Stock.

     According to the performance condition guidelines that have been adopted by the ORC and are currently in effect under the plan, payment of an award will be based on the Company's percentile ranking with respect to total shareholder return among a comparison group of companies as measured for the applicable award or interim period. Subject to the discretion of the ORC to adjust for extenuating circumstances, the payout percentage will be 100% if the Company ranks at or above the 75th percentile, 50% at the 50th percentile and 0% below the 50th percentile with interpolation between the 50th and 75th percentiles.

     1997 STOCK INCENTIVE PLAN. The 1997 Stock Incentive Plan provides for the grant of incentive stock options and non-qualified stock options with stock appreciation rights and dividend equivalents, and for the grant of restricted stock or a combination thereof to officers and key employees all as determined by the ORC. If an option includes stock appreciation rights, then the optionee may elect to cancel all or any portion of the option then subject to exercise, in which event the Company's obligation in respect of such option may be discharged by payment of an amount in cash equal to the excess, if any, of the fair market value of the shares of Common Stock subject to such cancellation over the option exercise price for such shares. If the exercised option includes dividend equivalents, the optionee will, in addition to the shares of Common Stock purchased upon exercise, receive additional consideration in an amount equal to the amount of cash dividends which would have been paid on such shares had they been issued and outstanding during the period commencing with the option grant date and ending on the option exercise date, plus an amount equal to the interest that such dividends would have earned from the respective dividend payment dates if deposited in an account bearing interest compounded quarterly at the announced prime rate of AmSouth Bank in effect on the first day of the respective quarter.

     1988 STOCK OPTION PLAN. The 1988 Stock Option Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights and dividend equivalents or a combination thereof to officers and key employees, all as determined by the ORC. As noted above, options previously have been granted with respect to substantially all shares available for issuance under the 1988 Plan. If an option includes stock appreciation rights ("SARs"), then the optionee may elect to cancel all or any portion of the option then subject to exercise, in which event the Company's obligation in respect of such option may be discharged by payment of an amount in cash equal to the excess, if any, of the fair market value of the shares of Common Stock subject to such cancellation over the option exercise price for such shares. If the exercised option includes dividend equivalents, the optionee will, in addition to the shares of Common Stock purchased upon exercise, receive additional consideration in an amount equal to the amount of cash dividends which would have been paid on such shares had they been issued and outstanding during the period commencing with the option grant date and ending on the option exercise date, plus an amount equal to the interest that such dividends would have earned from the respective dividend payment dates if deposited in an account bearing interest compounded quarterly at the announced prime rate of AmSouth Bank in effect on the first day of the respective quarter.

     1997 DEFERRED COMPENSATION PLAN. Under the Company's 1997 Deferred Compensation Plan, officers may elect to defer part or all of any one or more of the following items of compensation to the extent such item of compensation is applicable to the officer: (a) base salary; (b) annual incentive compensation plan awards; (c) grants under the 1988 Stock Option Plan; (d) awards under the 1997 Stock Incentive Plan; and (e) awards under the 1992 Long-Range Performance Share Plan. Amounts deferred by a participant under the Deferred Compensation Plan are credited to one of two separate accounts maintained for a participant, a Company stock account or an investment account. The value of a participant's Company stock account tracks the performance of the Company Common Stock, including reinvestment of dividends. At distribution, the participant's Company stock account is payable in the form of shares of Company Common Stock. The value of a participant's investment account tracks the performance of certain Frank Russell Trust Company mutual funds. At distribution, the participant's investment account is payable in cash. The Company has established a trust with Frank Russell Trust Company and has funded the trust, and plans to continue funding the trust, in a manner that generally tracks participants' accounts under the Deferred Compensation Plan. Although there is generally no requirement that the trust be so funded or invested, if a change in control of the Company occurs, the trust must be funded equal to the aggregate value of the participants' accounts at the time of the change of control. While intended for payment of benefits under the Deferred Compensation Plan, the trust assets remain subject to the claims of the Company's creditors.

OPERATING SUMMARY

     As demonstrated in the plan descriptions provided, compensation is linked directly to objective performance criteria of both the Company, subsidiaries where applicable, and the individual executive's performance. By doing so, the ORC has created an environment which encourages long-term decisions which will benefit the Company, its shareholders, customers, and employees and at the same time allow those executives, managers, and other key employees within the Company to share in the success of those decisions and actions.

ISSUES INFLUENCING COMPENSATION DECISIONS DURING THE REPORTING YEAR (OCTOBER 1, 1997 TO SEPTEMBER 30, 1998)

     Energen completed another successful year October 1, 1997 through September 30, 1998. Earnings of $36.2 million were achieved from current year operations equal to $1.25 per share, reflecting an 8.7% growth rate over the prior fiscal year earnings of $1.15 per share. Energen was able to increase its cash dividend 3.3% to $0.625 and had a total shareholder return of 10.4%. These successes were made possible by similar successes in major corporate subsidiaries. The ORC considered these and other factors in funding the incentive program, adjusting salaries, and approving payouts under the Long-Range Performance Share Plan and 1997 Stock Incentive Plan. Specifically, the ORC considered Energen's total shareholder return and earnings results for the fiscal year and evaluated the Company's return on equity performance against the peer group using comparable accounting methods.

     Wm. Michael Warren, Jr. was elected Chief Executive Officer in February, 1997 and became Chairman of the Board effective January 1, 1998. As reported in last year's Proxy Statement, Mr. Warren's base salary was adjusted to $335,000 in March, 1997 and such salary is expected to remain in effect at that level for thirty-two months. The compensation philosophy for the Chief Executive Officer position is to place a greater percentage of the total compensation package "at risk" through the annual cash incentive plan and through the Company's stock performance by awards of stock options and performance shares. Mr. Warren's incentive award of $247,600 payable in cash was earned for the 1997-98 reporting year, reflecting the performance of the Company, its subsidiaries, and the incumbent himself in achieving the financial and business results of the Company. Stock options were granted in accordance with plan provisions and the stated compensation philosophy. Performance share awards were made based on a percentage of salary with the applicable percentage being a function of an executive's position with the Company. Actual payout is dependent on obtaining performance levels in accordance with previously described guidelines.

     The Officers Review Committee: Drayton Nabers, Jr., Chair
                                    Stephen D. Ban
                                    R.D. Cash
                                    Wallace L. Luthy

EXECUTIVE COMPENSATION

     The following tables and narrative text discuss the compensation paid in fiscal year 1998 and the two prior fiscal years to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers:

                                    TABLE 1
                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                        AWARDS               PAYOUTS
                                   --------------------------------------   ----------------------------   ---------
                                                                            RESTRICTED                     LONG-TERM
       NAME AND                                INCENTIVE        OTHER         STOCK           STOCK        INCENTIVE    ALL OTHER
       PRINCIPAL                    SALARY    COMPENSATION      ANNUAL       AWARD(S)    OPTIONS/SARS(1)    PAYOUTS    COMPENSATION
       POSITION           YEAR       ($)          ($)        COMPENSATION      ($)             (#)            ($)         ($)(2)
-----------------------  -------   --------   ------------   ------------   ----------   ---------------   ---------   ------------
          (A)              (B)       (C)          (D)            (E)           (F)             (G)            (H)          (I)
-----------------------  -------   --------     --------       --------      --------        -------       --------      -------
Warren, Jr., Wm. Michael -- Chairman, President and Chief Executive Officer
                         9/30/98    335,000      247,600                                      60,000        248,937       22,166
                         9/30/97    316,833      180,000                                      56,000        216,482       14,793
                         9/30/96    283,250       63,000                                                    156,468        9,248
Ketcham, Geoffrey C. -- Executive Vice President, Chief Financial Officer and Treasurer
                         9/30/98    201,250      125,000                                      40,000        142,772       13,161
                         9/30/97    191,817       96,000                                                    124,011       11,556
                         9/30/96    185,416       40,000                                                     94,325        9,283
Youngblood, Gary C. -- President and Chief Operating Officer of Alabama Gas Corporation
                         9/30/98    189,167      120,000                                      40,000         82,366       11,467
                         9/30/97    166,667       85,000                                                     67,740       10,385
                         9/30/96    152,000       32,000                                                     48,827        9,795
McManus, James T. -- President and Chief Operating Officer of Energen Resources Corporation
                         9/30/98    179,167      150,000                                      40,000         65,169       10,212
                         9/30/97    152,416      110,000                                      50,000         54,837        9,053
                         9/30/96    127,000       32,000                                                     44,388        7,609
Reynolds, Dudley C. -- General Counsel and Secretary
                         9/30/98    164,417      102,000                                      20,000         82,366        9,749
                         9/30/97    157,500       75,000                                                     69,890        9,270
                         9/30/96    150,833       32,000                                                     53,266        9,039

NOTES TO TABLE 1

(1) All stock options were adjusted to reflect the two-for-one split of the Company's Common Stock effected on March 2, 1998.
(2) The amounts shown represent contributions made by the Company to its defined contribution plans on behalf of each executive officer.

                                    TABLE 2
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------
                           NUMBER OF        PERCENT OF
                           SECURITIES     TOTAL OPTIONS/
                           UNDERLYING          SARS          EXERCISE
                            OPTIONS/        GRANTED TO          OR                           GRANT DATE
                          SARS GRANTED     EMPLOYEES IN     BASE PRICE     EXPIRATION      PRESENT VALUE
         NAME                 (#)          FISCAL YEAR        ($/SH)          DATE             ($)(1)
         (A)                  (B)              (C)              (D)           (E)               (F)
----------------------    ------------    --------------    -----------    ----------    ------------------
Warren                       20,000            5.93%           18.25        11/25/98           98,800
                             20,000            5.93%           18.25        11/25/99           98,800
                             20,000            5.93%           18.25        11/25/00           98,800
Ketcham                      13,333            3.96%           18.25        11/25/98           65,865
                             13,333            3.96%           18.25        11/25/99           65,865
                             13,334            3.96%           18.25        11/25/00           65,870
Youngblood                   13,333            3.96%           18.25        11/25/98           65,865
                             13,333            3.96%           18.25        11/25/99           65,865
                             13,334            3.96%           18.25        11/25/00           65,870
McManus                      13,333            3.96%           18.25        11/25/98           65,865
                             13,333            3.96%           18.25        11/25/99           65,865
                             13,334            3.96%           18.25        11/25/00           65,870
Reynolds                      6,667            1.98%           18.25        11/25/98           32,935
                              6,667            1.98%           18.25        11/25/99           32,935
                              6,666            1.98%           18.25        11/25/00           32,930

NOTES TO TABLE 2

(1) Reflects Black-Scholes valuation of $4.94 per share. For purposes of this valuation, the following assumptions were used: dividend yield of 3.49%, expected volatility of 31.313%, risk-free interest rate of 4.56% and a seven-year time of exercise.

                                    TABLE 3
              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                         VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED             IN-THE-MONEY
                           SHARES                         OPTIONS/SARS AT FY-END        OPTIONS/SARS AT FY-END
                          ACQUIRED                                  (#)                         ($)(2)
                         ON EXERCISE   VALUE REALIZED   ---------------------------   ---------------------------
          NAME               (#)           ($)(1)                   (D)                           (E)
  ---------------------  -----------   --------------   ---------------------------   ---------------------------
           (A)               (B)            (C)         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
  ---------------------  -----------   --------------   -----------   -------------   -----------   -------------
  Warren                       --              --          70,096        104,000        610,101        221,000
  Ketcham                      --              --           5,900         40,000         62,688         30,000
  Youngblood                   --              --           3,700         40,000         39,313         30,000
  McManus                      --              --          27,200         80,000        212,188        190,000
  Reynolds                     --              --           2,500         20,000         26,563         15,000

NOTES TO TABLE 3

(1) Market value of underlying securities at time of exercise minus the exercise price.
(2) Market value of underlying securities at year-end market price (September 30, 1998) of $19.00 per share minus the exercise price.

                                    TABLE 4
            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                PERFORMANCE       ESTIMATED FUTURE PAYOUTS UNDER
                         NUMBER OF SHARES,        OR OTHER         NON-STOCK PRICE-BASED PLANS
                             UNITS OR           PERIOD UNTIL      ------------------------------
                           OTHER RIGHTS        MATURATION OR      THRESHOLD    TARGET    MAXIMUM
         NAME                   (#)                PAYOUT            (#)        (#)        (#)
-----------------------  -----------------   ------------------   ---------   --------   -------
          (A)                   (B)                 (C)              (D)        (E)        (F)
-----------------------  -----------------   ------------------   ---------   --------   -------
Warren                        18,390         10/1/97 to 9/30/01     9,195       N/A      18,390
Ketcham                        7,960         10/1/97 to 9/30/01     3,980       N/A       7,960
Youngblood                     7,480         10/1/97 to 9/30/01     3,740       N/A       7,480
McManus                        7,090         10/1/97 to 9/30/01     3,545       N/A       7,090
Reynolds                       6,500         10/1/97 to 9/30/01     3,250       N/A       6,500

     The 1992 Long-Range Performance Share Plan, under which the grants listed in Table 4 above were made, is described more fully under the caption "1998 Compensation Committee Report -- 1992 Long-Range Performance Share Plan" of the Proxy Statement above.

RETIREMENT INCOME PLAN

     Officers of the Company are covered by the Energen Corporation Retirement Income Plan, a defined benefit plan covering substantially all employees of the Company. The amount of contributions made by the Company to the plan is not reflected in the Summary Compensation Table, since the amount of the contribution with respect to a specified person is not and cannot readily be separately or individually calculated by the regular actuaries for the plan.

     Benefits under the plan are based on years of service at retirement and on "Final Earnings," the average base compensation for the highest sixty consecutive months out of the final 120 months of employment. (This compensation consists only of base salary and excludes remuneration in the form of contributions to other benefit plans or any other form of compensation such as annual or long-term incentives.) Normal or delayed retirement benefits are payable upon retirement on the first day of any month following attainment of age 65 and continuing for life, subject to an annual cost-of-living increase of up to three percent. Benefits payable to an employee under the plan are subject to limits imposed by Section 415 of the Internal Revenue Code. As of September 30, 1998, no employees of the Company would have been entitled to payments for benefits in excess of the Section 415 limits.

     The Company has entered into retirement supplement agreements ("Supplemental Agreements") with certain officers, including each of the persons named in the Summary Compensation Table. Generally, each such agreement provides that the employee will receive, upon normal retirement (which under the Supplemental Agreement is defined as retirement on the first day of any month following attainment of age 60), a supplemental retirement benefit equal to the difference between 60% of the employee's compensation determined as of the employee's normal retirement date and the employee's normal retirement benefit (including social security benefit). For purposes of the Supplemental Agreements compensation is determined based on a formula taking into account the average of the highest 36 months of base salary during the five years prior to retirement plus the average of the three highest annual incentive awards for the five full fiscal years preceding the earlier of retirement or the officer's 61st birthday.

     The following table presents estimated annual benefits payable from both the plan and the Supplemental Agreements upon normal or delayed retirement to persons in specified compensation and years-of-service classifications. The amounts shown are subject to deduction for applicable Social Security benefits at age 62.

                               PENSION PLAN TABLE

                                                          YEARS OF SERVICE
                                     ----------------------------------------------------------
           COMPENSATION                 15        20        25        30        35        40
           ------------                 --        --        --        --        --        --
$150,000...........................   $67,500   $90,000   $90,000   $90,000   $90,000   $90,000
$175,000...........................   $78,750  $105,000  $105,000  $105,000  $105,000  $105,000
$200,000...........................   $90,000  $120,000  $120,000  $120,000  $120,000  $120,000
$225,000...........................  $101,250  $135,000  $135,000  $135,000  $135,000  $135,000
$250,000...........................  $112,500  $150,000  $150,000  $150,000  $150,000  $150,000
$300,000...........................  $135,000  $180,000  $180,000  $180,000  $180,000  $180,000
$400,000...........................  $180,000  $240,000  $240,000  $240,000  $240,000  $240,000
$450,000...........................  $202,500  $270,000  $270,000  $270,000  $270,000  $270,000
$500,000...........................  $225,000  $300,000  $300,000  $300,000  $300,000  $300,000
$600,000...........................  $270,000  $360,000  $360,000  $360,000  $360,000  $360,000

     The amount of base compensation and the years of service credited under the plan for individuals shown in the Compensation Table are as follows: Mr. Warren, $335,000, 15 years; Mr. Ketcham, $201,250, 17 years; Mr. Youngblood $189,167, 29 years; Mr. McManus $179,167, 13 years and Mr. Reynolds $164,417, 18 years.

SEVERANCE COMPENSATION AGREEMENTS

     The Company has entered into severance compensation agreements with Messrs. Lysinger, Warren, Ketcham, Youngblood, McManus and Reynolds, as well as seven other officers not named in the Summary Compensation Table. Generally, each such agreement provides that if, within thirty-six months following a change in control of the Company (as defined in the agreements), the employee's employment is terminated in a qualified termination, then the Company shall make a lump sum payment to the employee equal to a percentage of the employee's annual base salary in effect immediately prior to the change in control, plus that percentage of the employee's highest additional cash compensation for the three fiscal years immediately prior to the fiscal year during which the change in control occurs. For purposes of establishing the applicable percentage of an employee's annual salary and additional cash compensation, the Company has established a three-tier structure in which tier-one employees receive 300% of such compensation, tier-two employees receive 200% of such compensation and tier-three employees receive 150% of such compensation. For purposes of severance compensation calculations, Messrs. Warren, Ketcham, McManus, Youngblood and Reynolds are considered tier-one employees, and the remainder of the employees with whom the Company has entered into severance compensation agreements are considered either tier-two or tier-three employees. The agreements also provide for (i) an additional payment, if necessary, to reimburse the executive for any additional tax (other than normal federal, state and local income taxes) incurred as a result of any benefits received in connection with the change in control and (ii) the continuance of certain insurance and other employee benefits for a period of twenty-four months following any such termination of employment. For purposes of the agreements,
(i) the term "qualified termination" means a termination during a window period other than for cause, death or disability and a termination other than during a window period by the Company other than for cause, by the employee for good reason or by written agreement to such effect between the employee and the Company, (ii) the term "window period" means the thirty-day period immediately following the first anniversary of a change in control, (iii) the term "cause" generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (iv) the term "good reason" generally means a reduction in the position, duties, responsibilities, status or benefits of the employee's job.

                              PERFORMANCE GRAPH(1)

                 ENERGEN CORPORATION -- COMPARISON OF FIVE-YEAR
                         CUMULATIVE SHAREHOLDER RETURNS
(PERFORMANCE GRAPH)

               MEASUREMENT PERIOD                     S&P 500                               PEER
             (FISCAL YEAR COVERED)                     INDEX            ENERGEN           GROUP(2)
1993                                                           100               100               100
1994                                                           104                96                84
1995                                                           135                97                95
1996                                                           162               113               121
1997                                                           227               174               142
1998                                                           248               192               144

NOTES TO PERFORMANCE GRAPH

(1) Total shareholder return includes reinvested dividends.
(2) The Peer Group Index includes the companies listed below. Except as otherwise indicated by reference to specific years of inclusion, each company is included for each fiscal year. Changes reflect removal of a company's stock from public trading and additions to replace removed companies: AGL Resources, Inc., Atmos Energy Corporation, Bay State Gas Company, Cascade Natural Gas Corp., Colonial Gas Company, Connecticut Energy Corporation, Consolidated Natural Gas, CTG Resources Inc., Eastern Enterprises, Enserch Corporation 1994-1996, Equitable Resources, Inc., Indiana Energy, Inc., K N Energy, Inc., Keyspan Energy Corp., Laclede Gas Company, MCN Energy Group, National Fuel Gas Corporation, New Jersey Resources Corp., NICOR Inc., NorAm Energy Corp. (1994-1996), North Carolina Natural Gas, Northwest Natural Gas Company, NUI Corporation, ONEOK, Inc., Pacific Enterprises (1994-1996), Pennsylvania Enterprises, Inc., Peoples Energy Corporation, Piedmont Natural Gas Co., Inc., Providence Energy Corporation, Public Service of North Carolina, Questar Corporation, SEMCO Energy Inc., South Jersey Industries, Inc., Southern Union Company (1997-1998), Southwest Gas Corporation, Southwestern Energy Company, UGI Corporation, United Cities Gas Company (1994-1996), Washington Gas Light Company, Washington Energy Company (1994-1996), WICOR, Inc., and Yankee Energy System (1997-1998).

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP examined the financial statements of the Company for the fiscal year ended September 30, 1998, and the Board of Directors intends to continue the services of this firm for the fiscal year ending September 30, 1999. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended for inclusion in next year's proxy statement must be received by the Company no later than August 23, 1999. In addition, if a shareholder fails to notify the Company on or before November 6, 1999 of a proposal which such shareholder intends to present at the Company's January 2000 Annual Meeting other than through inclusion of such proposal in the Company's proxy materials for the meeting, then, if such proposal is presented at the January 2000 Annual Meeting, management proxies may use their discretionary voting authority with respect to such proposal.

                              GENERAL INFORMATION

     Shareholders of record at the close of business on December 9, 1998 are entitled to notice of and to vote upon all matters at the Annual Meeting. As of the close of business on December 9, 1998 there were outstanding 29,502,530 shares of Common Stock, each share of which is entitled to one vote on all matters to be considered at the Annual Meeting.

     Pursuant to Section 10-2B-2.25 of the Code of Alabama 1975, as amended, and the Company's bylaws, a majority of the Common Stock shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of the shareholders. Section 10-2B-7.28 of the Code of Alabama 1975, as amended, requires that each of the nominees to be elected to the Board of Directors, receive the affirmative vote of the majority of the votes cast by the holders of shares of Common Stock represented at the Annual Meeting as part of the quorum. In the case of the election of directors, the vote does not include shares which abstain from voting on a matter or which are not voted on such matter by a nominee because such nominee is not permitted to exercise discretionary voting authority and the nominee has not received voting instructions from the beneficial owner of such shares. Generally, brokers who act as nominees will be permitted to exercise discretionary voting authority where they have received no instructions in uncontested elections for directors where the brokers have complied with New York Stock Exchange Rule 451 concerning the delivery of proxy materials to beneficial owners of the Company's Common Stock held by such brokers.

     In case any person named herein for election as a director is not available when the election occurs, proxies in the accompanying form may be voted for a substitute as well as for the other persons named herein.

     So far as the Board of Directors of the Company now knows, no business other than that referred to above will be acted upon at the Annual Meeting. The persons named in the Board of Directors' proxy may vote upon all other matters presented for action at the Annual Meeting according to their best judgment if the Company did not have notice of such matters on or before November 4, 1998.

     The costs of soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview or by telephone and telegraph. Brokerage houses and other custodians and fiduciaries will be requested to forward at the Company's expense soliciting materials to the beneficial owners of stock held of record by them. The Company has also engaged Georgeson & Co. of New York to assist in the solicitation of proxies of brokers and financial institutions and their nominees. This firm will be paid a fee of $7,500, plus out-of-pocket expenses.

                                                 ENERGEN CORPORATION

                                            (/s/ Wm. Michael Warren, Jr.)
                                      ------------------------------------------
                                                Chairman of the Board

Birmingham, Alabama
December 21, 1998

                                 [ENERGEN LOGO]

                              ENERGEN CORPORATION

                             605 21ST STREET NORTH
                         BIRMINGHAM, ALABAMA 35203-2707
                                 (205) 326-2700

                                                                      APPENDIX



                          PROXY -- ENERGEN CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 27, 1999

  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENERGEN CORPORATION

The undersigned, revoking all proxies heretofore given with respect to the shares represented hereby, hereby appoints WM. MICHAEL WARREN, JR. and DUDLEY
C. REYNOLDS, or either of them acting in the absence of the other, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of Energen Corporation (the "Company"), to be held on January 27, 1999 at 10:00 a.m., Central Standard Time, at the principal office of the Company in Birmingham, Alabama, and at any adjournments thereof (the "Annual Meeting"), respecting the shares of Common Stock which the undersigned would be entitled to vote if then personally present, as follows:

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

  This proxy should be mailed in the enclosed addressed envelope (no postage required if mailed in the United States). To assure the necessary representation at the Annual Meeting, please date and sign this proxy and mail it to the Company promptly. Please mail your proxy to the Company even though you plan to attend the Annual Meeting. If you vote in person at the Annual Meeting, your Proxy will not be used.


                              ENERGEN CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [/]

[                                                                              ]


                                                  FOR all       VOTE
                                              nominees listed WITHHELD
                                                (except as    from all
                                             indicated below) nominees

1. ELECTION OF DIRECTORS:                         [ ]           [ ]
   Nominees--For three year term ending 2002:
   J. Mason Davis, Jr., James S.M. French,
   and Wallace L. Luthy.


   (To withhold authority to vote for any
   individual nominee, write that nominee'
   name in the space provided below.)

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2. In their discretion, to vote upon such
   other matters as may properly come
   before the Annual Meeting.


  All as such items or proposals are more fully set forth in the Company's Proxy Statement with respect to the Annual Meeting received by the undersigned. (THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE. IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.


                            DATED                               , 19
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                                      Signature(s) of Shareholder(s)
                                Please sign exactly as name appears below.)